UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 5, 2006

ENERGIZER HOLDINGS, INC.
SAVINGS INVESTMENT PLAN

(Exact Name of Registrant as specified in its Charter)

1-15401

(Commission File Number)

533 Maryville University Drive
St. Louis, Missouri 63141

(Address of principal executive offices, including zip code)

(314) 985-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 5, 2006, the Energizer Holdings, Inc. Savings Investment Plan (the “Plan”) dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm, and appointed RubinBrown LLP as its independent registered public accounting firm. This change in independent registered public accounting firms was approved by the Executive Vice President and Chief Financial Officer of Energizer Holdings, Inc., the Plan administrator.

The reports of PricewaterhouseCoopers LLP on the Plan’s financial statements for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2005 and 2004, and through December 5, 2006, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2005 and 2004, and through December 5, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the Plan’s fiscal years ended December 31, 2005 and 2004, and through December 5, 2006, nobody acting on behalf of the Plan has consulted RubinBrown LLP regarding (i) either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Plan’s financial statements (consequently no written report to the Plan or oral advice was provided that RubinBrown LLP concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing or financial reporting issue), or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

16     Letter from PricewaterhouseCoopers LLP.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, Energizer Holdings, Inc., as Plan Administrator of the Savings Investment Plan, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By: _____________________________________________
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

December 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP